Exhibit 10.7

Form of Non-Employee Director

Nonstatutory Stock Option Agreement

Xilio Therapeutics, Inc.

NONSTATUTORY STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTOR

Xilio Therapeutics, Inc. (the “Company”) hereby grants the following nonstatutory stock option to the optionee named below pursuant to the Company’s 2021 Stock Incentive Plan (as amended through the date hereof, the “Plan”). The terms and conditions attached hereto are also a part hereof and incorporated herein by reference. This stock option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

Notice of Grant

Name of Optionee (the “Participant”):
Grant Date:
Number of shares of Common Stock subject to this stock option (“Shares”):
Option Exercise Price per Share:[1]
Vesting Start Date:
Final Exercise Date: [2]

Vesting Schedule:

For so long as Participant remains an Eligible Participant (as defined in Section 3(b) hereof) on the relevant date, this stock option shall vest as set forth below; provided that, if a Participant is an Eligible Participant on the date of the Participant’s death or disability (as defined in Section 3(d) hereof) or due to a change in control of the Company (as defined in Exhibit A), all shares subject to this stock option shall immediately become fully vested effective as of the date of such death, disability or change in control.

Number of Shares	Vest Date

[1]	This must be at least 100% of the Grant Date Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of the option.

[2]	The Final Exercise Date must be no more than 10 years from the date of grant for the option.

This stock option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Electronic acceptance of this stock option pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

Xilio Therapeutics, Inc.	Participant:

By:
Name:	Signature of Participant
Title:

Xilio Therapeutics, Inc.

Nonstatutory Stock Option Agreement for Non-Employee Director

Incorporated Terms and Conditions

1.            Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this stock option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this stock option, shall be deemed to include any person who acquires the right to exercise this stock option validly under its terms.

2.            Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this stock option under Section 3 hereof or the Plan.

3.            Exercise of Option.

(a)            Form of Exercise. Each election to exercise this stock option shall be in writing delivered to the Company at its principal office or in such other form (which may be electronic) as is approved by the Company, and shall specify the number of Shares to purchased and include payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this stock option may be for any fractional share.

(b)            Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this stock option may not be exercised unless the Participant, at the time he or she exercises this stock option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive stock option grants under the Plan (“Eligible Participant”). Notwithstanding anything to the contrary in this agreement, neither the Company nor any subsidiary is obligated, by or as a result of the Plan or this agreement, to continue the Participant in a service relationship with the Company or any subsidiary, and neither the Plan nor this agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the service relationship of the Participant with the Company or any subsidiary at any time.

(c)            Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this stock option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this stock option shall be exercisable only to the extent that the Participant was entitled to exercise this stock option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this stock option shall terminate immediately upon such violation.

(d)            Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this stock option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this stock option shall be exercisable only to the extent that this stock option was exercisable by the Participant on the date of his or her death or disability, and further provided that this stock option shall not be exercisable after the Final Exercise Date.

(e)            Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other service is terminated by the Company for Cause (as defined in below), the right to exercise this stock option shall terminate immediately upon the effective date of such termination of service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this stock option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of service (in which case the right to exercise this stock option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is subject to an individual employment, consulting or other service agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.            Withholding. No Shares will be issued pursuant to the exercise of this stock option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this stock option.

5.            Transfer Restrictions; Clawback.

(a)            This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this stock option shall be exercisable only by the Participant.

(b)            In accepting this stock option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6.            Data Privacy Consent. In order to administer the Plan and this agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to social security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this agreement (the “Relevant Information”). By entering into this agreement, the Participant (i) authorizes the Company (including Relevant Companies on its behalf) to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

7.            Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this stock option.

Exhibit A

CHANGE IN CONTROL DEFINITION

For purposes of this agreement, “change in control” shall mean the occurrence of any of the following events, provided that such event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii):

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition of capital stock of the Company directly from the Company or (2) any acquisition of capital stock of the Company by any entity pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii)	a change in the composition of the Board of Directors of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date on which the registration statement relating to the Company’s initial public offering is effective (the “Effective Date”) or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two (2) conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	the liquidation or dissolution of the Company.